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                                      January 3, 2007

Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, New York
10022

Attention: Mr. Jay M. Kaplowitz, Esq.


                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of m-Wise, Inc. financial statements for the years ended December 31, 2005 and December 31, 2004 and our independent auditors report dated March 13, 2006, and financial statements for the periods ended September 30, 2006 and September 30, 2005, and our report of independent registered public accounting firm dated November 6, 2006 appearing on the Form SB-2 of m-Wise, Inc. dated January 3, 2007.



                                      /s/ SF Partnership, LLP
                                      -----------------------


                                      Yours very truly,
                                      SF Partnership, LLP